Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Amendment No. 3) of our report dated June 22, 2022 except for Note 1 as to which the date is October 5, 2022, with respect to the audited consolidated financial statements of Maria DB Corporation Ab for the years ended September 30, 2021 and 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
October 19, 2022